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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       June 15, 2000
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                    Income Opportunity Realty Investors, Inc.
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             (Exact name of registrant as specified in its charter)




Nevada                              1-14784                           75-2615944
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(State or other jurisdiction      (Commission                     (IRS Employer
of Incorporation)                 File Number)               Identification No.)




           10670 N. Central Expressway, Suite 300, Dallas, Texas 75231
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(Address of principal executive offices)                              (Zip Code)




Registrant's telephone number, including area code    214-692-4700
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          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

     The affairs of Income Opportunity Realty Investors, Inc. ("IORI") are managed by a Board of Directors who are elected at the Annual Meeting of Stockholders or appointed by the Incumbent Board and serve until the next Annual Meeting of Stockholders or until a successor has been elected or approved. Until June 15, 2000, the Board of Directors of IORI consisted of seven individuals.

     On June 15, 2000, Richard W. Douglas resigned as a Director of IORI citing an increase in professional responsibilities and the need to devote his time and attention to a business enterprise of his employer. On June 19, 2000, Larry E. Harley resigned as a Director of IORI also indicating an inability to devote the time necessary to fulfill the obligation of a director of IORI.

     Neither of Messrs. Douglas or Harley resigned because of any disagreement with the registrant on any matter relating to the registrant's operations, policies or practices and neither of Messrs. Douglas or Harley furnished the Registrant with a letter describing any disagreement or requesting that the matter be disclosed.

     The Board of Directors of IORI, after giving effect to the resignations of Messrs. Douglas and Harley, continue to consist of five individuals (Ted P. Stokely, R. Douglas Leonhard, Murray Shaw, Martin L. White and Edward G. Zampa). The Audit Committee of the Board of Directors continues to consist of Messrs. Stokely, Leonhard and White.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Date: June 22, 2000                        INCOME OPPORTUNITY REALTY INVESTORS,
                                           INC.

                                           By:  /s/ Thomas A. Holland
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                                                    Thomas A. Holland, Executive
                                                    Vice President and Chief
                                                    Financial Officer


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